SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (“Agreement”) is made and entered into as of August 1,  2011, by and between Gary Guseinov, of Los Angeles, California (“Executive”) and CyberDefender Corporation, 617 West 7th Street, Suite 1000, Los Angeles, California 90017 (the “Company”).  Executive and the Company are referred to together, as appropriate, as the “Parties” and individually as a “Party.”

WHEREAS, Executive was employed by the Company as Chief Executive Officer and Chairman of the Board of Directors;

WHEREAS, Executive and the Company were parties to an Amended and Restated Key Executive Employment Agreement, dated as of April 26, 2010 (the “Employment Agreement”);

WHEREAS, Executive has resigned from his positions with the Company;

WHEREAS, the Company and Executive have reached an agreement regarding Executive’s separation from the Company; and

WHEREAS, the Company and Executive desire to settle fully and finally all differences between them, including, but in no way limited to, any differences arising out of Executive’s employment by Company and his separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Executive agree as follows:

1.           Separation from Employment.  The Parties agree that Executive’s employment by the Company terminated effective August 1, 2011 (the “Separation Date”) and as of the Separation Date Executive resigns all positions with the Company, including as a member of the Company’s Board of Directors.  As of and following the Separation Date, the Parties further acknowledge and agree that neither the Company nor Executive will have any further obligations to the other, except as provided for in this Agreement, the Indemnification Agreement defined below, and that certain Agreement between the Company and Executive dated as of August 1, 2011.  The Parties expressly agree that by virtue of this Agreement the Employment Agreement shall be of no further force and effect except as expressly stated herein.

2.           Additional Consideration to Executive.  Executive acknowledges and agrees that the Company has paid to him all compensation and accrued vacation due and owing to him.  In exchange for Executive’s release of the Company from any past and future obligations, if any, whether monetary or otherwise, allegedly owed by the Company to Executive arising out of or in connection with his employment or his separation from the Company, the Company has provided the following additional consideration to Executive to which he otherwise would not be entitled: the payment of annual salary at the rate he currently receives pursuant to the Employment Agreement for a period of five months following the Separation Date (the “Severance Period”) and payment of health insurance benefits (as currently in effect) for a period of six months following the Separation Date.

3.           Complete Release by Executive.

(a)           Waiver of All Claims.  Other than with respect to his rights under the Indemnification Agreement by and between the Company and Executive dated May 1, 2010 (the “Indemnification Agreement”), Executive agrees that he is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits or compensation from the Company arising out of or in connection with his employment by the Company or his separation from the Company (including under the Employment Agreement), other than as expressly set forth in this Agreement.

(b)           Release.  Other than his rights under the Indemnification Agreement, Executive irrevocably and unconditionally releases all of the claims described in subsection (c) of this Section 3 that Executive may now have against the following persons or entities (the “Releasees”):  the Company; all of its past, present and future  Executives, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, Executive benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs); and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(c)           Claims Released.  The claims released by Executive include all known and unknown claims, promises, debts, causes of action or similar rights of any type or nature Executive has or had which in any way arise from or relate to: (i) Executive’s employment by the Company, service for the Company in any capacity, or his separation from the Company, including but not limited to such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay; (ii) the design or administration of any Executive benefit program or Executive’s entitlement to benefits under any such program; (iii) any claims to attorneys’ fees and/or other legal costs, and (iv) any other claims or demands Executive may on any basis have.  The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

(1)           Anti-Discrimination Statutes, such as the Age Discrimination in Employment Act, which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and §1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

(2)           Federal Employment Statutes, such as the Executive Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

(3)           Other Laws, including any federal, state or local laws restricting an employer’s right to terminate Executives’ employment or otherwise regulating employment; any federal, state or local laws enforcing express or implied employment contracts or requiring an employer to deal with Executives fairly or in good faith; any federal, state or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims; and any federal, state or local laws which commonly are referred to as “whistleblower” laws.  The laws referred to in this subsection include statutes, regulations, other administrative guidance and common law doctrines.

(d)           Release Extends to Both Known and Unknown Claims.  This release covers both claims that Executive knows about and any claims Executive does not know about.  Executive understands the significance of his release of unknown claims and his waiver of any statutory protection against a release of unknown claims.  Executive expressly waives the protection of any such governmental statutes or regulations.

More particularly, and without limitation, Executive acknowledges that he has read and is familiar with and understands the provisions of Section 1542 of the California Code of Civil Procedure, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EXECUTIVE EXPRESSLY WAIVES ANY RIGHT OR CLAIM OF RIGHT EXECUTIVE MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

(e)           Ownership of Claims.  Executive represents that he has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

4.           Executive’s Promises and Representations.  In addition to the release of claims provided for in Section 3 of this Agreement, Executive agrees to the following:

(a)           No Pursuit of Released Claims.  Executive agrees that he is not entitled to receive, will not claim, and expressly waives any entitlement to rights, benefits or compensation from the Company arising out or related to his employment by the Company or his separation from the Company, other than as expressly set forth in this Agreement.  Executive agrees never to file or prosecute a legal action, administrative complaint or charge, or other complaint or charge asserting any claims that are released pursuant to this Agreement.  Executive represents that he has not filed or caused to be filed any legal action, complaint or charge with respect to any claim released pursuant to this Agreement.  Executive further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.  Executive further acknowledges and agrees that his release of claims against the Company as set forth in Section 3 of this Agreement encompasses any claims he has or may have to challenge the validity of this Agreement based upon California Labor Code § 206.5.

(b)           Agreement to Not Seek Future Employment with the Company.   Executive agrees that he shall not seek or apply for any positions with the Company in the future.  Executive further acknowledges and agrees that any failure by the Company to hire or retain Executive in the future shall not give rise to any claim on his part.

(c)           Confirmation of Return of All Company Property.  In connection with the termination of his employment, Executive acknowledges and agrees that he is required to return to the Company any and all property of the Company in his care, custody or control, including, but not limited to, any written, oral and visual information in any tangible form (electronic or otherwise) relating to any Company proprietary information, technical data, trade secrets or know-how, research, plans, products, services, databases, and customer lists.  Executive further acknowledges and agrees that his signature on this Agreement constitutes his written representation under penalty of perjury that, except as provided concurrently with the execution of this Agreement, he no longer has any such property in his care, custody or control after conducting a reasonable and diligent search.  Executive is permitted to retain his cell phone as well as the laptop computer, personal computer and printer located in Executive’s former office at the Company.

(d)           Continuing Obligations Regarding Confidential Information. Executive acknowledges that, while employed by the Company, Executive had access to certain Confidential Information (as defined below) of the Company.  Executive acknowledges and agrees that, after the Separation Date, he is required to hold in strictest confidence, and not to use or to disclose to any person, firm or corporation without written authorization of an executive officer of the Company, any Confidential Information of the Company.  Executive acknowledges that “Confidential Information” means any written, oral and visual information relating to any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, databases, customer lists and customers (including, but not limited to, customers of the Company on whom Executive called or with whom Executive became acquainted during the term of his employment), markets, software, developments, ideas, concepts, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment, customer lists, pricing and fee information, suppliers, business plans or financial information; creations and technical information of the Company, or any of its clients, consultants or licensees; or information acquired by Executive from the Company’s Executives or agents or from the inspection of the Company's property and information disclosed to the Company by third parties. Executive recognizes that the unauthorized taking of any of the Company's trade secrets is a crime under California Penal Code §499c and that such unauthorized taking could also result in civil liability under California's Uniform Trade Secrets Act (Civil Code §§3426 - 3426.11).  The parties further expressly agree that Section 11 of the Employment shall remain in full force and effect following the execution of this Agreement.  The Company acknowledges and agrees that the reputation management business previously contemplated by the Company is not proprietary in nature and should Executive pursue such business following the date hereof, Executive shall not be in breach of this Agreement or be bound by any other duty of confidentiality, loyalty or obligation to the Company.

(e)           Non-Solicitation of Company’s Workforce.  Executive agrees that, for a period of twelve (12) months immediately following the Separation Date, he will not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away Employees of the Company, either for Executive or for any other person or entity; provided, however, that this provision shall not apply to responses to general advertisements or solicitations or to current or former employees of the Company who earn or earned less than $50,000 annually.

(f)           Conduct During the Severance Period.  Executive represents that, during the Severance Period, he will: (i) neither conduct nor attempt to conduct any business on behalf of the Company, other than to respond to the Company’s requests for information, if any; (ii) neither act nor attempt to act on behalf of the Company; and (iii) neither enter into nor attempt to enter into any transaction that could result in a legal obligation of or liability to the Company.

5.           Consequences of Executive’s Violation of Promises and Representations.  If Executive breaches or misrepresents any of the promises and representations in this Agreement such as, by way of example and not by way of limitation, by filing or prosecuting a legal action or charge based on claims that Executive has released, or if any representation made by Executive in this Agreement was false when made, Executive will:  (i) immediately return to the Company the additional consideration paid to him pursuant to Section 2 of this Agreement; and (ii) pay reasonable attorneys’ fees and all other costs incurred as a result of such breach or false representation such as, by way of example and not by way of limitation, the Company’s cost of defending any legal action or charge brought with respect to a claim released by him.

6.           Period for Consideration of Agreement.  Executive acknowledges that he was given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Executive further acknowledges that: (i) he took advantage of the period to consider this Agreement before signing it; (ii) he carefully read this Agreement; and (iii) he fully understands this Agreement and is entering into it voluntarily and without coercion or duress.  Executive represents that, in the event he executed this Agreement before twenty-one (21) days have elapsed, Executive has done so voluntarily and that he deliberately elected to waive any remaining period for consideration.

7.           Right to Revocation.  Executive understands that, after executing this Agreement, Executive has the right to revoke it within seven (7) days after his execution.  Executive acknowledges and agrees that this Agreement will become effective and enforceable if the seven day period passes and Executive has not revoked the Agreement in writing.  Executive further acknowledges and agrees that any revocation of this Agreement during the seven day period must be submitted in writing and addressed and delivered to the Company as follows: Ms. Tracy Petersen, Human Resources Manager, CyberDefender Corporation, 617 West 7th Street, Suite 1000, Los Angeles, California 90017.  Executive further acknowledges and agrees that, should this Agreement be revoked, any obligations of the Company in this Agreement (including those set forth in Section 2 of this Agreement) shall be of no force or effect.

8.           Consulting with Attorney.  Executive acknowledges that the Company strongly encouraged Executive to discuss this Agreement with an attorney of Executive’s own choosing (at Executive’s own expense) before signing this Agreement.  Executive acknowledges that he has had ample opportunity to consult with an attorney.  Executive further acknowledges that he has met with and consulted an attorney in connection with his review and execution of this Agreement.

9.           Full and Final Discharge. This Agreement shall be in lieu of and in full and final discharge of any and all obligations to Executive for compensation, severance payments, or any other expectations of payment, remuneration, continued coverage of any nature or benefit on the part of Executive arising out of or in connection with Executive’s employment by the Company or Executive’s separation from the Company, or under any agreement, arrangement, commitment, plan, program, practice or policy of Company, or otherwise, other than Executive’s rights pursuant to the Indemnification Agreement.

10.           Non-Disparagement.  The Company and Executive agree not to disclose, publish, or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether by himself or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the other or the Releasees in any manner whatsoever.  The Company and Executive acknowledge and agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief may be  appropriate to enforce the terms of this Agreement, in addition to whatever other remedies to which the Company or the Executive would be entitled in the event of breach.

11.           Attorneys’ Fees.  In any claim or action between the Parties arising out of or in connection with this Agreement, the prevailing Party shall be entitled to recover from the other Party, in addition to damages, injunctive or other relief, if any, all costs and expenses (whether or not allowable as “cost” items by law) reasonably incurred at, before and after trial or on appeal, or in any bankruptcy proceeding, including without limitation, attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses.

12.           Conflict of Law. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under law.  Should there be any conflict between any provision of this Agreement and any present or future law, such law will prevail, but the provisions of this Agreement affected thereby will be curtailed and limited only to the extent necessary to bring them within the requirements of law, and the remaining provisions of this Agreement will remain in full force and effect and be fully valid and enforceable.

13.           Miscellaneous.  The Company agrees: (a) to the extent reasonably possible, to forward to the Executive personal mail and voice communications received by the Company; (b) to reimburse Executive within 15 days of the Separation Date for unpaid expenses; (c) within 30 days of the Separation Date, to remove Executive as a guarantor under any Company accounts or agreements; and (d) to permit Executive to retain any American Express credit card “points.”

14.           Sale of Company Stock.  The Company shall use commercially reasonable efforts to cooperate with Executive in connection with the sale of Company stock pursuant to Rule 144 under the Securities Act of 1933, as amended.  The Company shall provide legal opinions, without cost to Executive, in connection herewith.

15.           Directors and Officers Liability Insurance Coverage.  The Company shall maintain directors and officers liability insurance covering past, present and future directors and officers of the Company for three years following the date of this Agreement.

16.           Severability.  The provisions of this Agreement are severable.  If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

17.           Governing Law and Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws provisions. This Agreement is binding upon the successors and assigns of, and sets forth the entire agreement between, the Parties and, except as set forth in Sections 1 and 4(e) of this Agreement, fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement and may not be amended except by written agreement to that effect signed by the Parties.

18.           Exclusive Venue. The Parties agree that the exclusive venue for any and all controversies or claims arising out of or in connection with this Agreement, or any alleged breach of this Agreement, shall be in the County of Los Angeles in either:  (i) the Superior Court of California, County of Los Angeles; or (ii) the United States District Court for the Central District of California located in the County of Los Angeles, California.  The Parties expressly consent and submit to the jurisdiction of either such court, and agree to accept service of process inside or outside the State of California in any matter that is to be submitted to either such court pursuant to this provision.

19.           Execution and Counterparts.  This Agreement may be executed by means of facsimile in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

GARY GUSEINOV	CYBERDEFENDER CORPORATION

By:
Kevin Harris, Chief Financial Officer